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                                                                    EXHIBIT 23.1






INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Current Report on Form 8-K to be filed by Barr Laboratories, Inc. with the Securities and Exchange Commission on November 7, 2001 and to the incorporation by reference therein of our report dated February 27, 2001 with respect to the consolidated financial statements and schedule of Duramed Pharmaceuticals, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.


                                                              ERNST & YOUNG LLP

Cincinnati, Ohio
November 7, 2001